EXHIBIT 1

                       FROZEN SPECIALTY FOODS BUSINESS
                    (A UNIT OF THE PREPARED FOODS DIVISION
                   OF INTERNATIONAL MULTIFOODS CORPORATION)

                           Condensed Balance Sheets

                                (In thousands)
                                            May 31,       November 27,
                    ASSETS                    1994            1993
                                          ___________     ____________
                                          (Unaudited)
Current assets:
  Cash                                      $      5        $      5
  Trade accounts receivable, net               9,521           9,401
  Inventories                                 22,375          23,083
  Other current assets                           370           2,450
                                            ________        ________
    Total current assets                      32,271          34,939

Property, plant and equipment, net            43,598          45,284
Intangibles, net                                -             29,820
                                            ________        ________
    Total assets                            $ 75,869        $110,043
                                            ========        ========

  LIABILITIES AND INVESTMENT AND ADVANCES BY PARENT
Current liabilities:
  Current portion of long-term debt         $    172        $    171
  Accounts payable                             5,234           5,429
  Accrued expenses                             5,076           7,576
                                            ________        ________
    Total current liabilities                 10,482          13,176

Long-term debt, net of current portion          -                172
Deferred income taxes                           -              9,807
Employee benefits and other non-current
  liabilities                                   -              6,221
                                            ________        ________
    Total liabilities                         10,482          29,376
                                            ________        ________
Investment and advances by parent             65,387          80,667
                                            ________        ________
    Total liabilities and investment and
      advances by parent                    $ 75,869        $110,043
                                            ========        ========

See accompanying notes to condensed financial statements.

                       FROZEN SPECIALTY FOODS BUSINESS
                    (A UNIT OF THE PREPARED FOODS DIVISION
                   OF INTERNATIONAL MULTIFOODS CORPORATION)

                 Condensed Statements of Earnings - Unaudited

                                (In thousands)



                              Three Months Ended    Six Months Ended
                              __________________    ________________
                               May 31,   May 31,    May 31,  May 31,
                                1994      1993       1994     1993
                               _______   _______    _______  _______
Net sales                      $46,327   $45,574    $92,774  $90,575

Cost of sales                   34,799    32,528     66,973   65,534
                               _______   _______    _______  _______
  Gross profit                  11,528    13,046     25,801   25,041

Selling expenses                 9,192     8,977     18,462   16,109

General and administrative
 expenses                        1,301     1,495      2,215    3,072

Amortization of intangibles        408       408        811      818

Other income                        41        (9)        10      (29)

Interest expense                     4         7          8       14
                               _______   _______    _______  _______
  Earnings before income taxes     582     2,168      4,295    5,057

Income taxes                       245       913      1,807    2,057
                               _______   _______    _______  _______
  Net earnings                 $   337   $ 1,255    $ 2,488  $ 3,000
                               =======   =======    =======  =======


See accompanying notes to condensed financial statements.

                       FROZEN SPECIALTY FOODS BUSINESS
                    (A UNIT OF THE PREPARED FOODS DIVISION
                   OF INTERNATIONAL MULTIFOODS CORPORATION)

                Condensed Statements of Cash Flows - Unaudited

                                (In thousands)
                                                 Six Months Ended
                                               ____________________
                                               May 31,      May 31,
                                                1994         1993
                                               _______      _______
Cash flows from operations:
  Net earnings                                 $ 2,488      $ 3,000
  Adjustments to reconcile net earnings
   to net cash flows from operations:
    Depreciation and amortization                3,394        3,465
    Deferred income tax expense                    145          315
    Loss on property disposals                      24          (94)
    Changes in operating assets and
     liabilities:
      (Increase) decrease in accounts
       receivable                                 (120)         724
      (Increase) decrease in inventories           708         (478)
      (Increase) decrease in other current
       assets                                      245       (1,015)
      Increase (decrease) in accounts payable     (195)      (2,266)
      Increase (decrease) in accrued expenses     (798)       3,404
      Increase (decrease) in employee benefits
       and other non-current liabilities          -            (559)
                                               _______      _______
         Net cash flows provided by operations   5,891        6,496
                                               _______      _______
Cash flows from investing activities:
  Capital expenditures                            (921)      (1,088)
                                               _______      _______
         Net cash flows used for investing        (921)      (1,088)
                                               _______      _______
Cash flows from financing activities:
  Decrease in intercompany account              (4,799)      (4,830)
  Payments on long-term debt                      (171)        (578)
                                               _______      _______
         Net cash flows used for financing      (4,970)      (5,408)
                                               _______      _______
Increase (decrease) in cash                       -            -

Cash at beginning of period                          5            4
                                               _______      _______
Cash at end of period                          $     5      $     4
                                               =======      =======

See accompanying notes to condensed financial statements.

                       FROZEN SPECIALTY FOODS BUSINESS
                    (A UNIT OF THE PREPARED FOODS DIVISION
                   OF INTERNATIONAL MULTIFOODS CORPORATION)

             Notes to Condensed Financial Statements - Unaudited

                            May 31, 1994 and 1993
                                (In thousands)


(1)  Summary of Significant Accounting Policies

     General Information and Basis of Presentation

     Frozen Specialty Foods Business ("Frozen Specialty" or the "Company") is a unit of the Prepared Foods Business Division (the "Division") of International Multifoods Corporation ("Multifoods" or the "Corporation"). Frozen Specialty is a nationwide processor of prepared frozen foods products for the United States foodservice and consumer markets.

     The accompanying condensed financial statements have been prepared without audit. The Balance Sheet at November 27, 1993, has been derived from audited financial statements as of November 27, 1993 and for the nine months then ended. In the opinion of the Company, the accompanying unaudited condensed financial statements contain all adjustments (adjustments are of a normal, recurring nature) necessary for a fair presentation of the financial position as of May 31, 1994, and the results of operations and cash flows for the three months and six months ended May 31, 1994 and 1993.

     The accompanying financial statements do not necessarily reflect the financial position and results of operations of Frozen Specialty in the future, or what the financial position and results of operations would have been had it been an independent entity during the periods presented. The financial statements should be read in conjunction with the Company's audited financial statements as of November 27, 1993 and for the nine months then ended.

                       FROZEN SPECIALTY FOODS BUSINESS
                    (A UNIT OF THE PREPARED FOODS DIVISION
                   OF INTERNATIONAL MULTIFOODS CORPORATION)

             Notes to Condensed Financial Statements - Unaudited

(2)  Inventories

     Inventories at May 31, 1994 and November 27, 1993 are
     summarized as follows:
                                         May 31,     November 27,
                                           1994           1993
                                         _______     ____________
        Raw materials                    $ 4,616        $ 4,283
        Finished and in-process goods     14,901         15,745
        Packaging and supplies             2,858          3,055
                                         _______        _______
             Total inventories           $22,375        $23,083
                                         =======        =======


(3)  Related Party Transactions

     Transactions with Multifoods includes certain disbursements by Multifoods made on behalf of Frozen Specialty and charges for certain operating expenses.

     Expenses are charged based upon the specific identification of applicable costs, and in certain instances, a proportional cost allocation. Management believes that the basis of all such charges is reasonable. The amount of operating expenses charged by Multifoods to Frozen Specialty are as follows:

                                  Three Months Ended   Six Months Ended
                                  __________________   ________________
                                   May 31,   May 31,   May 31,  May 31,
                                    1994      1993      1994     1993
                                   _______   _______   _______  _______
     Cost of sales                   $599     $  969    $1,049   $1,484
     Selling expenses                  -         417       180      586
     General and administrative        -         201       120      319
                                     ____     ______    ______   ______
                                     $599     $1,587    $1,349   $2,389
                                     ====     ======    ======   ======

     Sales to and purchases from other Multifoods business units amounted to the following for each period presented:

                             Three Months Ended   Six Months Ended
                             __________________   _________________
                              May 31,   May 31,   May 31,   May 31,
                               1994      1993      1994      1993
                              _______   _______   _______   _______
     Sales                      $855     $1,146    $1,596    $1,888
                                ====     ======    ======    ======
     Purchases                  $203     $  375    $  340    $  566
                                ====     ======    ======    ======

(4)  Income Taxes

     The Company files a consolidated federal income tax return with Multifoods and is allocated a federal tax provision as if the Company filed a separate return. The state tax provision is allocated by applying a weighted-average state tax rate to the Company's federal taxable income.
     Additional tax provision items pertaining to the Company are maintained in the Multifoods financial statements.

     Income tax expense was allocated as follows:
                             Three Months Ended   Six Months Ended
                             __________________   _________________
                              May 31,   May 31,   May 31,   May 31,
                               1994      1993      1994      1993
                              _______   _______   _______   _______
     Current:
       Federal                 $187      $597      $1,379    $1,345
       State                     38       122         280       275
                               ____      ____      ______    ______
                               $225      $719      $1,659    $1,620
                               ====      ====      ======    ======
     Deferred:
       Federal                 $ 18      $172      $  137    $  388
       State                      2        22          11        49
                               ____      ____      ______    ______
                               $ 20      $194      $  148    $  437
                               ====      ====      ======    ======

     Deferred income tax expense reflects the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by currently enacted tax laws.

(5)  Subsequent Event

     On June 1, 1994, Multifoods sold all the outstanding stock of Frozen Specialty to Doskocil Companies Incorporated ("Doskocil") for approximately $135.8 million in cash and the assumption by Doskocil of approximately $10.5 million of liabilities. Prior to the sale, all intangible assets, deferred income taxes and other liabilities not assumed by Doskocil were transferred from Frozen Specialty to Multifoods through the Investment and advances by parent account.